UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 5, 2015

CANNLABS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-155318	20-5337455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3888 E. Mexico Ave., Suite 202, Denver, CO 80210
(Address of Principal Executive Offices) (Zip Code)

(303) 309-0105
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2015, Mark Rogers resigned his position as Chairman and as a director of CannLabs, Inc. (the “Company”). Mr. Rogers also served as a member of the Company’s Audit Committee and Compensation Committee. Mr. Rogers’ resignation was not a result of any disagreement with the Company over policies, practices, or procedures.

On August 5, 2015, Kenneth Johnsen resigned his position as a director of the Company. Mr. Johnson also served as a member of the Company’s Compensation Committee. Mr. Johnson’s resignation was not a result of any disagreement with the Company over policies, practices, or procedures.

On August 7, 2015, the Company’s Board of Directors elected Mark Mirken to the offices of Chairman and Chief Executive Officer of the Company. At the time of his appointment, Mr. Mirken was serving as Vice-Chairman of the Company’s Board and was serving as a consultant to the Company. Mr. Mirken previously served as the Company’s Chief Executive Officer from July 14, 2014 through June 15, 2015.

Mr. Mirken is the former Chief Executive Officer of Millennium Biotechnologies/Inergetics where he served from 2005 to 2012. Inergetics is a leading developer of advanced proprietary nutritional products that improve overall health, physical recovery, athletic performance and quality of life for patients and consumers.  Mr. Mirken joined TurboChef Technologies, Inc. in 2000 to lead the global sales division that took the company to be a world leader in technology, equipment and services for high-speed food preparation. He then went on to serve the company as President and Chief Operating Officer from 2002 to 2005. Subsequent to 2012 and prior to joining CannLabs, Mr. Mirken was performing management consulting services. In 2013, Mr. Mirken filed a petition under Chapter 11 of the United States Bankruptcy Code. Mr. Mirken has over 25 years of senior management experience that has allowed him to lead companies through startup, growth, capital restructuring, capital raising and branding initiatives.

Item 8.01             Other Events

October 6, 2015, the Company issued a press release regarding the the appointment of Mr. Mirken. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.            Financial Statements, Pro Forma Financial Information and Exhibit.

(d)           Exhibits

99.1         Press Release, dated October 6, 2015, issued by the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannLabs, Inc.

Date: October 7, 2015	By:	/s/ Mark Mirken
Mark Mirken
Chief Executive Officer